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                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of UniComp, Inc. on Forms S-3 (File Numbers 33-64312, 333-11605 and 333-27857) and S-8 (File Numbers 33-98564 and 333-21313) of our report dated May 22.
1997 except for the third paragraph of Note 4 as to which the date is November 29, 1997, on our audits of the consolidated financial statements and financial statement schedule of UniComp, Inc. as of February 28, 1997, and for each of the two years in the period ended February 28, 1997, which report is included in the Annual Report on Form 10-K.

                                                    COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
May 28, 1998


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated May 26, 1998, with respect to the consolidated financial statements of UniComp, Inc. as of February 28, 1998 and for the year then ended, included in this Form 10-K, into the following previously filed Registration Statements of UniComp, Inc.:

         0  Form S-3 (File Numbers 33-64312, 333-11605 and 333-27857)
         0  Form S-8 (File Numbers 33-98564 and 333-21313)


                                                     ARTHUR ANDERSEN LLP

Atlanta, Georgia
May 26, 1998